UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2016

CLECO CORPORATE HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Louisiana	1-15759	72-1445282
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (318) 484-7400

CLECO POWER LLC
(Exact name of registrant as specified in its charter)

Louisiana	1-05663	72-0244480
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (318) 484-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note: As discussed below in Item 2.01 of this Current Report on Form 8-K (this “Report”), on April 13, 2016, Cleco Corporate Holdings LLC (f/k/a Cleco Corporation) completed the merger (the “Merger”) contemplated by the previously announced Agreement and Plan of Merger, dated as of October 17, 2014 (the “Merger Agreement”), by and among Cleco Corporation, Cleco Partners L.P. (f/k/a Como 1 L.P.), a Delaware limited partnership (“Parent”), and Cleco MergerSub Inc. (f/k/a Como 3 Inc.), a Louisiana corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”). In the Merger, Merger Sub merged with and into Cleco Corporation, with Cleco Corporation surviving the Merger as an indirect, wholly-owned subsidiary of Parent. This Report addresses the completion of the Merger and certain related matters that occurred in connection with the completion of the Merger, including the incurrence of indebtedness that was used to pay a portion of the Merger Consideration (as defined in Item 2.01 of this Report) to holders of shares of Cleco Corporation common stock, the conversion of Cleco Corporation from a Louisiana corporation to a Louisiana limited liability company, the change of the surviving company’s name from Cleco Corporation to Cleco Corporate Holdings LLC (“Cleco Holdings”), the adoption of new or amended organizational documents by Cleco Holdings and its wholly owned subsidiary Cleco Power LLC (“Cleco Power”), the departure of directors and officers of Cleco Corporation and Cleco Power, and the appointment of directors and officers of Cleco Holdings and Cleco Power.

Item 1.02. Termination of a Material Definitive Agreement

On April 13, 2016, in connection with the completion of the Merger, (i) Cleco Corporation repaid all remaining obligations outstanding under the Amended and Restated Credit Agreement, dated as of October 16, 2013, among Cleco Corporation, JPMorgan Chase Bank, N.A., Crédit Agricole Corporate and Investment Bank, Keybank National Association, and the other lenders party thereto and terminated all agreements related thereto, and (ii) Cleco Power repaid all remaining obligations outstanding under the Amended and Restated Credit Agreement, dated as of October 16, 2013, among Cleco Power, JPMorgan Chase Bank, N.A., Crédit Agricole Corporate and Investment Bank, KeyBank National Association, and the other lenders party thereto and terminated all agreements related thereto.

Reference is hereby made to the Current Report on Form 8-K filed by Cleco Corporation and Cleco Power with the Securities and Exchange Commission (the “SEC”) on October 17, 2013 for a description of the respective terms of such senior credit facilities.

Item 2.01. Completion of Acquisition or Disposition of Assets

On April 13, 2016, pursuant to the Merger Agreement, the parties to the Merger Agreement completed the Merger. In the Merger, Merger Sub merged with and into Cleco Corporation, with Cleco Corporation surviving the Merger as an indirect, wholly-owned subsidiary of Parent. Parent is owned by a group of North American long-term infrastructure investors led by Macquarie Infrastructure Partners III, L.P. (“Macquarie”) and British Columbia Investment Management Corporation (“bcIMC”), together with John Hancock Financial (“John Hancock”) and other infrastructure investors (collectively, the “Investor Group”).

As a result of the consummation of the Merger, each outstanding share of common stock of Cleco Corporation (other than shares owned by Cleco Corporation, Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent or Cleco Corporation) was automatically cancelled and converted into the right to receive $55.37 per share in cash, without interest (the “Merger Consideration”). The total amount of funds used to complete the Merger and related transactions was approximately $3,711.6 million, which was funded with the proceeds of the Cleco Holdings Credit Agreement (as defined in Item 2.03 of this Report), equity contributions from the Investor Group, and cash on hand. Approximately $1,257.0 million of Cleco Power’s existing indebtedness remained outstanding after the completion of the Merger and related transactions.

Additionally, immediately prior to the effective time of the Merger (the “Effective Time”), each unvested share of restricted stock granted pursuant to any equity incentive plan or arrangement of Cleco Corporation became vested in full and was converted into the right to receive a payment in cash equal to the Merger Consideration. Immediately prior to the Effective Time, each outstanding restricted stock unit, performance stock unit and dividend equivalent unit (each a “Restricted Stock Unit” and collectively, “Restricted Stock Units”) granted pursuant to any Cleco Corporation employee stock plan became vested in full and was converted into the right to receive a payment in cash equal to the product of the Merger Consideration and the number of shares subject to such Restricted Stock Unit (subject to applicable withholding).

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Cleco Corporation and Cleco Power with the SEC on October 20, 2014.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Cleco Holdings Credit Agreement

On April 13, 2016, Merger Sub entered into a $1,350.0 million three-year acquisition term loan facility and a $100.0 million five-year revolving credit facility with Mizuho Bank, Ltd., as administrative agent, Canadian Imperial Bank of Commerce, New York branch, Credit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd., Sumitomo Mitsui Banking Corporation and The Bank of Nova Scotia, as joint lead arrangers and joint bookrunners, and the other lenders named therein (the “Cleco Holdings Credit Agreement”). On the same day, Merger Sub borrowed $1,350.0 million under the acquisition term loan facility that was used to finance a portion of the Merger Consideration. As a result of the completion of the Merger and the conversion of Cleco Corporation from a Louisiana corporation to a Louisiana limited liability company (as discussed in Item 5.03 of this Report), the Cleco Holdings Credit Agreement became an obligation of, and was assumed by, Cleco Holdings (f/k/a Cleco Corporation), which is the post-conversion surviving entity of the Merger (the “Company”).

The acquisition term loan facility matures on April 13, 2019. The revolving credit facility matures on April 13, 2021, and is available for working capital and other general corporate needs.

The $100.0 million commitment under the revolving credit facility includes up to $10.0 million in swingline loans and up to $100.0 million in letters of credit, which are issuable subject to specified terms and conditions. As of April 13, 2016, $100.0 million was available for borrowing under that facility. Each of the acquisition term loan facility and the revolving credit facility bears interest, at the Company’s option, at the base rate plus a margin of 0.25% to 1.75% or an adjusted LIBOR rate plus a margin of 1.25% to 2.75%, in each case with such margin being determined based on applicable ratings from certain rating agencies with respect to the long-term secured senior indebtedness of the Company. Swingline loans bear interest at the base rate plus the applicable margin for base rate loans.

The Cleco Holdings Credit Agreement requires the Company (on a consolidated basis) to maintain its percentage of debt to total capitalization at a level that does not exceed 65%. The Cleco Holdings Credit Agreement contains customary covenants and events of default. Non-performance by the Company of its covenants could result in an event of default. If an event of default occurs or is continuing, the administrative agent may (subject to the lapse of any applicable grace period) immediately terminate all of the lenders’ commitments and declare outstanding amounts to be immediately due and payable. If certain bankruptcy events of default occur, such termination and acceleration of the Company’s obligations will be automatic.

The Company’s obligations under the Cleco Holdings Credit Agreement are secured by a pledge of the Company’s equity interests in its wholly-owned subsidiary, Cleco Power.

The foregoing summary of the Cleco Holdings Credit Agreement is qualified in its entirety by reference to the complete text of the Cleco Holdings Credit Agreement, which is incorporated herein by reference to Exhibit 10.1.

Cleco Power Credit Agreement

On April 13, 2016, in connection with the completion of the Merger, Cleco Power entered into a $300.0 million five-year revolving credit facility with Mizuho Bank, Ltd., as administrative agent, Canadian Imperial Bank of Commerce, New York branch, Credit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd., Sumitomo Mitsui Banking Corporation and The Bank of Nova Scotia, as joint lead arrangers and joint bookrunners, and the other lenders named therein (the “Cleco Power Credit Agreement”). The revolving credit facility matures on April 13, 2021, and provides for working capital and other general corporate needs.

The $300.0 million commitment under the revolving credit facility includes up to $35.0 million in swingline loans and up to $300.0 million in letters of credit, which are issuable subject to specified terms and conditions. As of April 13, 2016, $300.0 million was available for borrowing under that facility. The revolving credit facility bears interest, at Cleco Power’s option, at the base rate plus a margin of 0.00% to 1.00% or an adjusted LIBOR rate plus a margin of 1.00% to 2.00%, in each case with such margin being determined based on applicable ratings from certain rating agencies with respect to the long-term unsecured senior indebtedness of Cleco Power. Swingline loans bear interest at the base rate plus the applicable margin for base rate loans.

The Cleco Power Credit Agreement requires Cleco Power (on a consolidated basis) to maintain its percentage of debt to total capitalization at a level that does not exceed 65%. The Cleco Power Credit Agreement contains certain customary covenants and events of default. Non-performance by Cleco Power of its covenants could result in an event of default. If an event of default occurs or is continuing, the administrative agent may (subject to the lapse of any applicable grace period) immediately terminate all of the lenders’ commitments and declare outstanding amounts to be immediately due and payable. If certain bankruptcy events of default occur, such termination and acceleration of Cleco Power’s obligations will be automatic.

The foregoing summary is qualified in its entirety by reference to the complete text of the Cleco Power Credit Agreement, which is incorporated herein by reference to Exhibit 10.2.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 13, 2016, in connection with the completion of the Merger, the Company requested that the New York Stock Exchange (“NYSE”) withdraw the common stock of Cleco Corporation from listing on the NYSE and file with the SEC an application on Form 25 to delist and deregister the common stock of Cleco Corporation.

Item 3.03. Material Modification to Rights of Security Holders

The information set forth in Items 2.01 and 5.03 of this Report is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant

The information set forth in Item 2.01 of this Report is incorporated herein by reference. At the Effective Time, each holder of common stock of Cleco Corporation issued and outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of Cleco Corporation (other than the right of the holders of Common Stock to receive the Merger Consideration if so due pursuant to the Merger Agreement).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Directors

In connection with the Merger, all of the directors of Cleco Corporation resigned from their positions as directors of Cleco Corporation and from all committees of the Board of Directors of Cleco Corporation on which such directors served, as of the Effective Time. None of these directors stated that his or her resignation related to any disagreement with Cleco Corporation relating to its operations, policies or practices.

In connection with the Merger, Bruce A. Williamson resigned from his position as the sole manager of Cleco Power, as of the Effective Time. Mr. Williamson did not state that his resignation related to any disagreement with Cleco Power relating to Cleco Power’s operations, policies or practices.

Departure of Certain Officers

At the Effective Time, Bruce A. Williamson, Chairman, President and Chief Executive Officer of Cleco Corporation and Chief Executive Officer of Cleco Power; Thomas R. Miller, Senior Vice President - Chief Financial Officer and Treasurer of Cleco Corporation and Cleco Power; Wade A. Hoefling, Senior Vice President, General Counsel and Director - Regulatory Compliance of Cleco Corporation and Cleco Power; and Judy P. Miller, Senior Vice President - Corporate Services and Information Technology of Cleco Corporation and Cleco Power, terminated their respective positions with Cleco Corporation and Cleco Power.

Election of Directors

In connection with the completion of the Merger, on April 13, 2016, the following individuals were appointed as the members of the Board of Managers of both the Company and Cleco Power: Christopher Leslie, Andrew Chapman, Mark Fay, Lincoln Webb, Richard Dinneny, Steve Turner, Recep Kendircioglu, Peggy Scott, Bruce Wainer, Randy Gilchrist, Rick Gallot and Darren J. Olagues. In addition, Melissa Stark became a member of the Board of Managers of Cleco Power.

Under the governance arrangements contained in the organizational agreements of the Company, Cleco Power and Parent, each of Macquarie, bcIMC and John Hancock has the right to designate certain managers of the Company and Cleco Power. Pursuant to these agreements, which include the Cleco Holdings LLC Agreement and the Second Amended and Restated Operating Agreement of Cleco Power discussed in Item 5.03 of this Report, Macquarie designated Messrs. Leslie, Chapman and

Fay, bcIMC designated Messrs. Webb, Dinneny and Turner, and John Hancock designated Mr. Kendircioglu to be members of the Board of Managers of each of the Company and Cleco Power.

The foregoing description of the composition and election rights with respect to the Board of Managers of each of the Company and Cleco Power does not purport to be complete and is qualified in its entirety by reference to the Cleco Holdings LLC Agreement and the Second Amended and Restated Operating Agreement of Cleco Power discussed in Item 5.03 of this Report, which are incorporated herein by reference to Exhibits 3.2 and 3.4, respectively.

Board of Managers Services Agreements and Staffing Agreement

In connection with the appointment to the Board of Managers of the Company and Cleco Power of each of Ms. Scott and Messrs. Wainer, Gilchrist and Gallot (each an “Independent Director”), the Company and Cleco Power entered into Manager Services Agreements (collectively, the “Manager Services Agreements”) with each of the Independent Directors. Each Manager Services Agreement provides for base compensation of $32,500 per quarter, with additional compensation of $5,000 per quarter if such Independent Director is a committee chair and $12,500 per quarter of additional compensation if such Independent Director is chairperson of the Board of Managers. Each of the Manager Services Agreements also provides for reimbursement of certain of such Independent Director’s expenses incurred in discharging their duties as a member of the Board of Managers of the Company and Cleco Power as well as customary indemnification provisions.

In connection with the appointment to the Board of Managers of Cleco Power of Ms. Stark, Cleco Power entered into a Staffing Agreement (the “Staffing Agreement”) with Co Issuer Corporate Staffing, LLC (“CICS”). The Staffing Agreement provides that CICS shall identify and refer an individual or individuals to serve as an independent manager of Cleco Power for specified purposes in exchange for an annual fee. The Staffing Agreement also provides for the reimbursement of certain expenses incurred by CICS or the director selected pursuant to the Staffing Agreement. Ms. Stark is the initial director selected by CICS.

The foregoing descriptions of the Manager Services Agreements and the Staffing Agreement do not purport to be complete and are qualified in their entirety by reference to the form of Manager Services Agreement and the Staffing Agreement, which are incorporated herein by reference to Exhibits 10.3 and 10.4, respectively.

Appointment of Certain Officers

In connection with the completion of the Merger, (i) Darren J. Olagues, 45, President of Cleco Power prior to the Effective Time, was appointed Chief Executive Officer of each of the Company and Cleco Power; (ii) Terry L. Taylor, 61, Controller and Chief Accounting Officer of Cleco Corporation and Cleco Power prior to the Effective Time, was appointed Chief Financial Officer of each of the Company and Cleco Power; (iii) William G. Fontenot, 53, Senior Vice President - Utility Operations of Cleco Power prior to the Effective Time, was appointed Senior Vice President and Chief Operating Officer of each of the Company and Cleco Power; (iv) Anthony L. Bunting, 56, Vice President - Transmission and Distribution Operations of Cleco Power prior to the Effective Time, was appointed Senior Vice President - Corporate Services and Information Technology of each of the Company and Cleco Power; (v) Keith D. Crump, 54, Senior Vice President - Commercial Operations of Cleco Power prior to the Effective Time, was appointed Senior Vice President and Chief Commercial Officer of each of the Company and Cleco Power; and (vi) Julia E. Callis, 47, Associate General Counsel and Corporate Secretary of Cleco Corporation and Cleco Power prior to the Effective Time, was appointed Senior Vice President, General Counsel and Chief Compliance Officer of each of the Company and Cleco Power.

Mr. Olagues served as President of Cleco Power since August 2013. Prior to serving as President of Cleco Power, Mr. Olagues held the following positions with Cleco Corporation: Senior Vice President and CFO (July 2012 to August 2013); Senior Vice President, CFO and Treasurer (November 2011 to July 2012); and Senior Vice President and CFO (May 2009 to November 2011). Mr. Olagues has eight years of service with the Company.

Ms. Taylor served as Controller and Chief Accounting Officer of Cleco Corporation since November 2011. She served as Assistant Controller from August 2006 to November 2011. Ms. Taylor has 15 years of service with the Company.

Mr. Fontenot served as Senior Vice President - Utility Operations of Cleco Power since March 2012. He served as Group Vice President from March 2010 to March 2012. Mr. Fontenot has 29 years of service with the Company.

Mr. Bunting served as Vice President - Transmission and Distribution Operations of Cleco Power since October 2012. He served as Vice President - Customer Services and Energy Delivery of Cleco Power from October 2004 to October 2012. Mr. Bunting has 24 years of service with the Company.

Mr. Crump served as Senior Vice President - Commercial Operations of Cleco Power since March 2012. He served as Group Vice President from March 2010 to March 2012. Mr. Crump has 26 years of service with the Company.

Ms. Callis served as Associate General Counsel and Corporate Secretary of Cleco Corporation since November 2011. She served as Senior Attorney from August 2007 to November 2011. Ms. Callis has eight years of service with the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Conversion

On April 13, 2016, Cleco Corporation converted its form of business organization from a Louisiana corporation to a Louisiana limited liability company by filing Articles of Entity Conversion (the “Articles of Entity Conversion”) with the office of the Secretary of State of the State of Louisiana pursuant to Sections 1-950 through 1-956 of the Louisiana Business Corporation Act (the “Conversion”). Upon the Conversion, the Company changed its name to “Cleco Corporate Holdings LLC”. In connection with the Conversion, the former articles of incorporation and bylaws of Cleco Corporation were terminated, and Cleco Holdings adopted Articles of Organization as part of the Articles of Entity Conversion and a Limited Liability Company Agreement (the “Cleco Holdings LLC Agreement”).

The foregoing description of the Articles of Entity Conversion and Cleco Holdings LLC Agreement does not purport to be complete and is qualified in its entirety by reference to the Articles of Entity Conversion and Cleco Holdings LLC Agreement being filed with this Report as Exhibits 3.1 and 3.2, respectively, and which documents are incorporated by reference herein.

New Cleco Power Operating Agreement

On April 13, 2016, the Company approved the amendment and restatement of the First Amended and Restated Articles of Organization (as amended and restated, the “Second Amended and Restated Articles of Organization”) and the First Amended and Restated Operating Agreement (as amended and restated, the “Second Amended and Restated Operating Agreement”, and together with the Second Amended and Restated Articles of Organization, the “Amended and Restated Organizational Documents”) of Cleco Power. The Company adopted the Amended and Restated Organizational Documents to, among other things, change Cleco Power’s governance structure from manager-managed to board-managed, with the Board of Managers of Cleco Power having the same composition as the Board of Managers of the Company, except that the Board of Managers of Cleco Power also includes a “special independent manager,” whose sole purpose will be to vote on any bankruptcy-related matters, as specified in the Amended and Restated Organizational Documents. As discussed in Item 5.02 of this Report, Ms. Stark was appointed as the special independent manager of Cleco Power on April 13, 2016.

The foregoing description of the Amended and Restated Organizational Documents does not purport to be complete and is qualified in its entirety by reference to the Second Amended and Restated Articles of Organization and the Second Amended and Restated Operating Agreement being filed with this report as Exhibits 3.3 and 3.4, respectively, and which documents are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)     Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of October 17, 2014, by and among Cleco Corporation, Cleco Partners L.P. (f/k/a Como 1 L.P.) and Cleco MergerSub Inc. (f/k/a/ Como 3 Inc.) (incorporated by reference to Exhibit 2.1 to Cleco Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 20, 2014).

3.1	Articles of Entity Conversion of Cleco Corporate Holdings LLC, dated as of April 13, 2016.
3.2	Limited Liability Company Agreement of Cleco Corporate Holdings LLC, dated as of April 13, 2016.
3.3	Second Amended and Restated Articles of Organization of Cleco Power LLC, dated as of April 13, 2016.
3.4	Second Amended and Restated Operating Agreement of Cleco Power LLC, dated as of April 13, 2016.
10.1
Credit Agreement, dated as of April 13, 2016, by and among Cleco Corporate Holdings LLC (f/k/a Cleco Corporation), Mizuho Bank, Ltd., as administrative agent, and the lenders from time to time party thereto.

10.2	Credit Agreement, dated as of April 13, 2016, by and among Cleco Power LLC, Mizuho Bank, Ltd., as administrative agent, and the lenders from time to time party thereto.
10.3	Form of Board of Managers Services Agreement, dated as of April 13, 2016.
10.4	Staffing Agreement, dated as of April 13, 2016, by and between Cleco Power LLC and Co Issuer Corporate Staffing, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLECO CORPORATE HOLDINGS LLC

Date: April 19, 2016	By: /s/ Terry L. Taylor
Terry L. Taylor
Chief Financial Officer, Controller, and Chief Accounting Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLECO POWER LLC

Date: April 19, 2016	By: /s/ Terry L. Taylor
Terry L. Taylor
Chief Financial Officer, Controller, and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1
Agreement and Plan of Merger, dated as of October 17, 2014, by and among Cleco Corporation, Cleco Partners L.P. (f/k/a Como 1 L.P.) and Cleco MergerSub Inc. (f/k/a/ Como 3 Inc.) (incorporated by reference to Exhibit 2.1 to Cleco Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 20, 2014).

3.1	Articles of Entity Conversion of Cleco Corporate Holdings LLC, dated as of April 13, 2016.

3.2	Limited Liability Company Agreement of Cleco Corporate Holdings LLC, dated as of April 13, 2016.

3.3	Second Amended and Restated Articles of Organization of Cleco Power LLC, dated as of April 13, 2016.

3.4	Second Amended and Restated Operating Agreement of Cleco Power LLC, dated as of April 13, 2016.

10.1
Credit Agreement, dated as of April 13, 2016, by and among Cleco Corporate Holdings LLC (f/k/a Cleco Corporation), Mizuho Bank, Ltd., as administrative agent, and the lenders from time to time party thereto.

10.2	Credit Agreement, dated as of April 13, 2016, by and among Cleco Power LLC, Mizuho Bank, Ltd., as administrative agent, and the lenders from time to time party thereto.

10.3	Form of Board of Managers Services Agreement, dated as of April 13, 2016.

10.4	Staffing Agreement, dated as of April 13, 2016, by and between Cleco Power LLC and Co Issuer Corporate Staffing, LLC.